UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 16, 2008

United Online, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21301 Burbank Boulevard

Woodland Hills, California 91367

(Address of Principal Executive Offices) (Zip Code)

(818) 287-3000
(Registrant’s telephone number, including area code)

N/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into a Material Definitive Agreement.

On July 16, 2008, United Online, Inc., a Delaware corporation (“UOL”), UNOLA Corp., a Delaware corporation and indirect wholly owned subsidiary of UOL (“Merger Sub”), and FTD Group, Inc., a Delaware corporation (“FTD”), entered into an Amendment No. 1 to Agreement and Plan of Merger (the “Amendment”), to amend the Agreement and Plan of Merger, dated as of April 30, 2008 (as amended, the “Merger Agreement”), by and among UOL, Merger Sub and FTD pursuant to which Merger Sub will merge with and into FTD (the “Merger”), and FTD will survive the Merger as an indirect wholly owned subsidiary of UOL.

The Amendment was entered into in connection with UOL’s receipt of a commitment letter, dated July 2, 2008 (the “SVB Commitment Letter”), from Silicon Valley Bank (“SVB”).  Pursuant to, and subject to the conditions set forth in, the SVB Commitment Letter, SVB has committed to provide a $60 million senior secured term loan facility (the “UOL Term Loan Facility”) to UOL, which UOL intends to use to fund a portion of the cash merger consideration payable to FTD stockholders in the Merger (the “Cash Consideration”).

In connection with entering into the SVB Commitment Letter, UOL elected to exercise its right under the terms of the Merger Agreement related to UOL obtaining additional financing to increase the Cash Consideration by $2.81 per share of common stock of FTD, par value $0.01 per share (the “FTD Stock”), in full substitution of the $3.31 principal amount of UOL 13% senior secured notes due 2013 (the “UOL Notes”).  As a result, at the effective time of the Merger (the “Effective Time”), subject to the following paragraph, each issued and outstanding share of FTD Stock will be automatically converted into the right to receive a total of $10.15 in Cash Consideration, without interest, and 0.4087 of a share of common stock of UOL, par value $0.0001 per share (“UOL Common Stock”, and together with the Cash Consideration, the “Merger Consideration”), for a total value of $14.38 per share of FTD Stock, based on UOL’s closing stock price of $10.35 on July 16, 2008.  The Board of Directors of FTD has approved the financing contemplated by the SVB Commitment Letter pursuant to the Merger Agreement.

The Amendment provides that in the event that the borrowings under the UOL Term Loan Facility become unavailable to UOL for any reason, UOL is required to adjust the Merger Consideration so that at the Effective Time, each issued and outstanding share of FTD Stock will be automatically converted into the right to receive $7.34 in Cash Consideration, without interest, 0.4087 of a share of UOL Common Stock and $3.31 principal amount of UOL Notes.  In the event that UOL is required to so adjust the Merger Consideration, the Amendment provides that UOL and FTD must use their reasonable best efforts to take all actions necessary to enable UOL to issue the UOL Notes in substitution of the UOL Term Loan Facility and to announce the adjustment in the Merger Consideration by press release on or before the fifth business day prior to the scheduled date of the special meeting of the FTD stockholders to consider the Merger (the “FTD Special Meeting”).  If the UOL Term Loan Facility becomes unavailable to UOL for any reason on or after such fifth business day, UOL and FTD have agreed in the Amendment to postpone or adjourn the FTD Special Meeting until a date that permits UOL and FTD to make such announcement on or before the fifth business day prior to the scheduled date of the FTD Special Meeting.

Pursuant to the Amendment, if UOL enters into the UOL Term Loan Facility, UOL is required to use reasonable best efforts to borrow the full principal amount (net of fees and expenses payable to SVB at the time of such borrowing) of the UOL Term Loan Facility no later than the eighth business day prior to the scheduled date of the FTD Special Meeting, unless borrowings under the UOL Term Loan Facility are unavailable to UOL for any reason (other than due to the failure of UOL or Merger Sub to comply with their respective obligations under the Merger Agreement).

The Amendment also amends the closing condition related to the additional financing to provide that unless the borrowings under the UOL Term Loan Facility become unavailable to UOL for any reason (in which case UOL is required to comply with the terms of the Merger Agreement related to the issuance of the UOL Notes), the consummation of the Merger is subject to the receipt by UOL of the proceeds of the UOL Term Loan Facility and the availability of such proceeds to UOL to be used to pay the Cash Consideration at the closing of the Merger.

The term loans under the UOL Term Loan Facility will bear interest at either LIBOR plus 3.5% per annum (with a LIBOR floor of 3.0%) or a base rate plus 2% per annum.  The UOL Term Loan Facility will be secured by substantially all of UOL’s existing assets.

SVB’s commitment is subject to the satisfaction of certain conditions, including, among other things, the execution of satisfactory documentation, its receipt of certain financial statements and other financial information of UOL, the absence of a material adverse effect at UOL, and the achievement by UOL of at least $100 million of adjusted operating income before depreciation and amortization, calculated in a manner consistent with UOL’s prior practices, for the most recently completed trailing four quarter period ended prior to the Merger closing date for which financial statements are available.  SVB’s commitment to provide the UOL Term Loan Facility will terminate on the close of business on October 30, 2008.

                The foregoing descriptions of the Amendment and SVB Commitment Letter, which are attached hereto as Exhibit 2.1 and Exhibit 10.1, respectively, are qualified in their entirety by reference to the text thereof and are incorporated herein by reference.

                On July 17, 2008, UOL issued a press release announcing the execution of the Amendment and the receipt of the commitment from SVB, a copy of which press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits

(d)                                 Exhibits.

Exhibit No.	Description of Exhibits

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated July 16, 2008, by and among United Online, Inc., UNOLA Corp. and FTD Group, Inc.

10.1	Commitment Letter, dated July 2, 2008, from Silicon Valley Bank to United Online, Inc.

99.1	Press release of United Online, Inc., dated July 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 17, 2008

UNITED ONLINE, INC.

By:	/s/ Scott H. Ray
Scott H. Ray
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

2.1	Amendment No. 1 to Agreement and Plan of Merger, dated July 16, 2008, by and among United Online, Inc., UNOLA Corp. and FTD Group, Inc.

10.1	Commitment Letter, dated July 2, 2008, from Silicon Valley Bank to United Online, Inc.

99.1	Press release of United Online, Inc., dated July 17, 2008.